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                                                                     Exhibit 4.6

                                                                  CONFORMED COPY


                             SUBSCRIPTION AGREEMENT


                                 BY AND BETWEEN


                         THE PURCHASERS SIGNATORY HERETO


                                       AND


                             ARCH CAPITAL GROUP LTD.



                          DATED AS OF OCTOBER 24, 2001

                         CONFORMED TO REFLECT AMENDMENTS
           DATED NOVEMBER 20, 2001, JANUARY 3, 2002 AND MARCH 15, 2002
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                                TABLE OF CONTENTS

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A.       SUBSCRIPTION AND PURCHASE OF SECURITIES..............................................................1

         1.       Agreement to Purchase.......................................................................1
         2.       Number of Securities Purchased..............................................................1
         3.       Closing Date................................................................................2
         4.       Deliveries..................................................................................2

B.       POST-CLOSING ADJUSTMENTS.............................................................................2

         1.       Audit Adjustment............................................................................2
         2.       Adjustment for Triggering Event.............................................................4
         3.       Final Adjustment............................................................................5

C.       CONDITIONS PRECEDENT TO SALE OF SECURITIES ON THE CLOSING DATE.......................................6

         1.       Mutual Conditions...........................................................................6
         2.       Conditions of the Company...................................................................7
         3.       Conditions of the Purchasers................................................................7

D.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS...........................................................8

         1.       Purchaser Acknowledgments...................................................................8
         2.       Purchaser Representations...................................................................9
         3.       Representations and Warranties of the Company..............................................11

E.       RIGHT TO EXCHANGE PREFERENCE SHARES.................................................................33

         1.       Formation of Newco.........................................................................33
         2.       Capital Structure of Newco.................................................................33
         3.       Exchange Right.............................................................................34
         4.       Maintenance of Newco.......................................................................35
         5.       Failure of Regulatory Approval.............................................................35
         6.       Modification or Amendment..................................................................35

F.       ADDITIONAL PROVISIONS...............................................................................35

         1.       Modification...............................................................................35
         2.       Purchasers' Costs and Expenses.............................................................36
         3.       Notices....................................................................................36


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         4.       Successors, Assigns........................................................................36
         5.       Transaction Committee......................................................................37
         6.       Governing Law..............................................................................37
         7.       Survival...................................................................................37
         8.       Entire Agreement...........................................................................37
         9.       Severability...............................................................................37
         10.      Counterparts...............................................................................37
         11.      Currencies.................................................................................37


SIGNATURES..................................................................................................S-1

SCHEDULE A..................................................................................................A-1

SCHEDULE B..................................................................................................B-1
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                                      -ii-
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                             SUBSCRIPTION AGREEMENT

                  This Agreement (this "AGREEMENT") is made as of October 24, 2001 by and between Arch Capital Group Ltd., a company organized under the laws of Bermuda (the "COMPANY"), and each of the Purchasers named below (each, a "PURCHASER" and, collectively, the "PURCHASERS"), in connection with the purchase by each Purchaser of the Securities (as defined below). Certain terms are defined in SCHEDULE A hereto.

                  WHEREAS, the Company has entered into employment arrangements with Paul Ingrey, Dwight Evans and Marc Grandisson, true and correct copies of which have been provided to the Purchasers.

                  For good and valid consideration, the receipt of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

A.       SUBSCRIPTION AND PURCHASE OF SECURITIES

                  1. AGREEMENT TO PURCHASE. Subject to satisfaction of the conditions set forth in Section C below, each Purchaser, severally and not jointly, hereby irrevocably subscribes for and agrees to purchase, for the aggregate purchase price set forth below the name of such Purchaser on the signature page hereto (such Purchaser's "TOTAL PURCHASE PRICE"), series A convertible preference shares (the "PREFERENCE SHARES") and class A warrants (such warrants issued hereunder, the "WARRANTS," and together with the Preference Shares, the "SECURITIES") of the Company. The Preference Shares will have the rights and privileges set forth in the form of Certificate of Designations attached hereto as EXHIBIT I (the "CERTIFICATE"). The Preference Shares will be convertible, on the terms and conditions set forth in the Certificate, into Common Shares (such shares, the "CONVERSION SHARES") or, in the circumstance set forth in Section E hereof, common shares of Newco. The form of the Warrants is attached hereto as EXHIBIT II. The Warrants will be exercisable, on the terms and conditions thereof, for Common Shares (such shares, the "WARRANT SHARES").

                  2. NUMBER OF SECURITIES PURCHASED. The number of Preference Shares to be purchased by each Purchaser shall be equal to such Purchaser's Total Purchase Price divided by the Estimated Per Share Price. Such number is subject to adjustment as provided in Section B hereof.

                  The number of Warrants to be purchased by each Purchaser shall be equal to (a) the Adjusted Warrant Amount times (b) the number of Common Shares issuable as of the date hereof upon exercise of all class A warrants outstanding on the date hereof (which is 2,531,079) divided by (c) the number of Common Shares outstanding as of June 30, 2001 (which is 12,863,079). If the transactions contemplated by this Agreement, or options granted to management concurrently herewith, trigger an antidilution adjustment under existing class

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                                      -2-


A warrants, the number of Warrants purchased by each Purchaser hereunder shall be adjusted upward to reflect the greater number of shares issuable upon exercise of outstanding class A warrants as a result of such antidilution adjustment.(1)

                  3. CLOSING DATE. Subject to the terms and conditions hereof, the purchase and sale of the Securities shall occur at 10:00 a.m. (Eastern time) on the third business day after the date on which the condition set forth in Section C.1(a) is satisfied (such date and time, the "CLOSING DATE").

                  4. DELIVERIES. As of the close of business on the business day immediately preceding the Closing Date, the Company shall advise the Purchasers of the Estimated Per Share Price. On the Closing Date, (a) each Purchaser shall pay its Total Purchase Price by wire transfer of immediately available funds to the account of the Company designated by the Company and (b) the Company shall deliver to such Purchaser certificates for the Securities purchased by such Purchaser, registered in the name of such Purchaser or its designee.

B.       POST-CLOSING ADJUSTMENTS

                  1.       AUDIT ADJUSTMENT.

                  (a) As soon as practicable after the Closing Date, the Company shall engage (i) PricewaterhouseCoopers (the "PUBLIC ACCOUNTANTS") to audit the Company's consolidated balance sheet as of June 30, 2001, (ii) an independent actuary selected by the Transaction Committee and the Purchasers (the "INDEPENDENT ACTUARY") to review the reserves for claims and claims expenses on such balance sheet, and (iii) an independent pricing service selected by the Transaction Committee and the Purchasers (the "PRICING SERVICE") to determine the estimated fair value as of the Closing Date of the Company's investments in marketable securities included on such balance sheet. The audit shall be performed on the same ba-

----------
(1) Amendment No. 1: "The parties agree that (a) effective as of the Closing, the only Class A Warrants outstanding will be held by The Trident Partnership, L.P. and Taracay Investors and the only Class B Warrants outstanding will be held by Robert Clements (or members of his family or trusts established for his or his family's benefit) and (b) there is no adjustment under section 3.1 of the Class A Warrants of the Company or under section 4.1 of the Class B Warrants of the Company in connection with the grants set forth on Schedule 5 to Amendment No.1, or the issuance of the Preference Shares, the Warrants, or the Common Shares issuable upon conversion or exercise thereof, under the Subscription Agreement or the Management Subscription Agreements."
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                                      -3-


sis as the preparation of the unaudited balance sheet and, in particular, the $4.3 million liability associated with an anticipated but incomplete reinsurance transaction shall either remain or be deemed to remain on the audited balance sheet as a liability. The Pricing Service, the Public Accountants and the Independent Actuary are referred to as the "INDEPENDENT ADVISORS."

                  (b) The Company shall provide the Independent Advisors with full access to its books and records for the purposes of such audit and reviews. The Independent Advisors shall keep the Transaction Committee and the Purchasers informed as to the progress of such audit and reviews, and the Transaction Committee and the Purchasers shall have the right to participate and comment upon such audit and reviews. Any reviews pursuant to paragraph (d) below shall also be subject to the provisions of this paragraph.

                  (c) Within 60 days after the Closing Date (or as soon thereafter as practicable), the Independent Advisors shall deliver the following to the Board of Directors and the Purchasers (the "INITIAL DETERMINATIONS"):

                  (i) The Public Accountants shall deliver the Company's consolidated balance sheet as of June 30, 2001 and an unqualified report thereto (the "AUDITED BALANCE SHEET").

                 (ii) The Independent Actuary shall deliver a report on the reserves for claims and claims expenses on the Audited Balance Sheet (the "RESERVE REPORT").

                (iii) The Pricing Service shall deliver a report of its determinations of estimated fair value as of the business day immediately preceding the Closing Date of the marketable securities in the Company's investment portfolio included in the Audited Balance Sheet (the "PORTFOLIO REVIEW"). In determining such estimated fair value, the Pricing Service shall use the Mark to Market Procedures.

                 (iv) The Public Accountants shall calculate the Per Share Price including, without limitation, the amount set forth in clause (i)(A) of the definition of Per Share Price, and report the amounts to the Board of Directors and the Purchasers (the "PER SHARE CALCULATION").

                  (d) After receipt of the Initial Determinations, the Transaction Committee and the Purchasers shall have the right to make a full review of the Initial Determinations including, but not limited to, access by such professionals as Purchasers may deem necessary, to all of the workpapers and reports prepared by the Independent Advisors in connection with such Initial Determinations. The Transaction Committee may object to the Initial Determinations or one or more components thereof by giving written notice to the Purchasers, and the Purchasers (acting collectively) may object to the Initial Determinations or one or more components thereof by giving written notice to the Transaction Committee, in each case, within 30

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days of the date on which the Initial Determinations are delivered. Any such notice shall state the basis of the objections in reasonable detail. The Transaction Committee and the Purchasers shall then endeavor in good faith to resolve the dispute as soon as possible. If the dispute is not resolved within 10 days after receipt of the objection, within five days thereafter the Transaction Committee and the Purchasers shall mutually agree on (i) a firm of independent accountants to review the Audited Balance Sheet or the Per Share Calculation, (ii) an independent actuary to review the Reserve Report and/or
(iii) an independent pricing service to review the Portfolio Review, who shall complete such reviews within 30 days of appointment. Based upon such independent reviews, the independent accountants referred to in the preceding sentence shall select either the per share calculation recommended by the Transaction Committee or that recommended by the Purchasers, whichever is closer to the independent review, and the per share calculation so selected shall be dispositive. If the Initial Determination (if not reviewed) or such review requires an adjustment to the Audited Balance Sheet, the Audited Balance Sheet as so adjusted shall be deemed to be the "Audited Balance Sheet" hereunder.

                  (e) If the Per Share Price is greater than the Estimated Per Share Price, within five business days after the last date on which the Initial Determinations may be objected to or after the date that all reviews following any such objection have been completed (the "APPLICABLE DATE"), each Purchaser shall either (i) pay to the Company an amount (the "AGGREGATE AMOUNT") in cash equal to the difference between the Per Share Price and the Estimated Per Share Price times the number of Preference Shares purchased by such Purchaser or (ii) surrender to the Company a number of Preference Shares equal to the Aggregate Amount divided by the greater of (A) the Per Share Price or (B) the Fair Market Value of a Preference Share as of the Applicable Date. The Purchasers shall make such payment by wire transfer of immediately available funds to the account of the Company designated by the Company.

                  (f) If the Estimated Per Share Price is greater than the Per Share Price, within five business days after the Applicable Date, the Company shall issue and deliver to each Purchaser one or more certificates registered in the name of such Purchaser (or its designee) representing that number of Preference Shares equal to (i) the difference between the Estimated Per Share Price and the Per Share Price times (ii) the number of Preference Shares purchased by such Purchaser on the Closing Date divided by (iii) the Per Share Price.

                  2. ADJUSTMENT FOR TRIGGERING EVENT. In the event that a Triggering Event occurs, then, within five business days of the occurrence of such Triggering Event or the Applicable Date (whichever is later), the Company shall issue and deliver to each Purchaser one or more certificates registered in the name of such Purchaser (or its designee) representing that number of Preference Shares equal to the difference between (i) such Purchaser's Total

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                                      -5-


Purchase Price divided by an amount equal to the difference between the Per Share Price and $1.50 and (ii) such Purchaser's Total Purchase Price divided by the Per Share Price.

                  3.       FINAL ADJUSTMENT.

                  (a) The Adjustment Basket, as defined on SCHEDULE B, shall be determined as soon as practicable after the second anniversary of the Closing Date or such earlier date as the Purchasers request and the Transaction Committee agrees, which agreement will not be unreasonably withheld (the "TEST DATE"). The Company shall engage its independent public accountants to prepare and deliver a report to the Transaction Committee and the Purchasers setting forth in reasonable detail the calculation of the Adjustment Basket (the "ADJUSTMENT BASKET REPORT").

                  (b) The Company shall provide such independent public accountants with full access to its books and records for the purposes of preparing the Adjustment Basket Report. Such accountants shall keep the Transaction Committee and the Purchasers informed as to the progress of the Adjustment Basket Report, and the Transaction Committee and the Purchasers shall have the right to participate and comment upon the Adjustment Basket Report. Any reviews pursuant to paragraph (c) below shall also be subject to the provisions of this paragraph.

                  (c) After receipt of the Adjustment Basket Report, the Transaction Committee and the Purchasers shall have the right to make a full review of the Adjustment Basket Report including, but not limited to, access by such professionals as Purchasers may deem necessary to all of the workpapers and reports prepared by the independent public accountants in connection with such Adjustment Basket Report. The Transaction Committee may object to the Adjustment Basket Report by giving written notice to the Purchasers, and the Purchasers (acting collectively) may object to the Adjustment Basket Report by giving written notice to the Transaction Committee, in each case, within 30 days of the date on which the Adjustment Basket Report is delivered. Any such notice shall state the basis of the objections in reasonable detail. The Transaction Committee and the Purchasers shall then endeavor in good faith to resolve the dispute as soon as possible. If the dispute is not resolved within 10 days after receipt of the objection, within five days thereafter, the Transaction Committee and the Purchasers shall mutually agree on a firm of independent accountants, an independent actuary and/or an independent pricing service to review the Adjustment Basket Report or one or more components thereof, who shall complete such reviews within 30 days of appointment. Based upon such independent reviews, the independent accountants referred to in the preceding sentence shall select either the adjusted basket report recommended by the Transaction Committee or that recommended by the Purchasers, whichever is closer to the independent review, and the adjusted basket report so selected shall be dispositive.

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                  (d) If the Adjustment Basket is less than zero, within five business days after the last date on which the Adjustment Basket Report may be objected to or the date on which all reviews following any such objection have been completed (the "SECOND APPLICABLE DATE"), the Company shall issue and deliver to each Purchaser one or more certificates registered in the name of such Purchaser (or its designee) representing that number of Preference Shares equal to the difference between NF - N, where:
                  N = number of Preference Shares purchased by such Purchaser (after giving effect to any adjustment pursuant to Section B.1);
                  P = Per Share Price;
                  B = absolute value of the Adjustment Basket; and NF = such Purchaser's Total Purchase Price divided by
                  [P - B/12.86 million].

                  (e) If the Adjustment Basket is greater than zero, the Company at the direction of the Transaction Committee may use cash in an amount equal to B to repurchase Common Shares (other than any Conversion Shares or Warrant Shares) without regard to the restriction on repurchases set forth in Article VI of the Shareholders Agreement.

                  (f) In addition to paragraph (e), if the Adjustment Basket is less than zero and in the event that a Triggering Event occurs, then, on the Second Applicable Date, the Company shall also issue and deliver to each Purchaser a number of Preference Shares equal to the difference between (A) such Purchaser's Total Purchase Price divided by an amount equal to [P - $1.50 - B/12.86 million] and (B) the Purchaser's Total Purchase Price divided by an amount equal to (P - $1.50).

                  (g) On the fourth anniversary of the Closing Date, there shall be a calculation of a further Adjustment Basket, taking into account ONLY the following: (i) the matters listed in clause (iii) of the definition of Non-Core Assets, to the extent not previously included in the first Adjustment Basket and
(ii) any actual losses arising out of any breach of the representations set forth in Section D.3.h or D.3.k discovered after the second anniversary of the Closing.

C.       CONDITIONS PRECEDENT TO SALE OF SECURITIES ON THE CLOSING DATE

                  1. MUTUAL CONDITIONS. The obligation of the Company to sell, and of each Purchaser to buy, the Securities on the Closing Date, is subject to the satisfaction, or waiver by the parties hereto, of the following conditions:

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                  (a) If required, the waiting period under the U.S.
         Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), shall have expired or been terminated early.

                  (b) There shall not be in effect an order or injunction of a court of competent jurisdiction prohibiting the consummation of the sale and purchase of the Securities hereunder that are to be purchased on the Closing Date.

                  2. CONDITIONS OF THE COMPANY. The obligation of the Company to sell the Securities on the Closing Date is subject to the satisfaction, or waiver by the Company, of the following conditions:

                  (a) The representations and warranties made by each Purchaser in this Agreement shall be true and accurate in all material respects as of the Closing Date.

                  (b) Each Purchaser shall have complied with and performed all agreements and covenants to be complied with or performed by it in all material respects at or prior to the Closing Date.

                  3. CONDITIONS OF THE PURCHASERS. The obligation of each Purchaser to buy on the Closing Date the Securities set forth below the name of such Purchaser on the signature page hereof is subject to the satisfaction, or waiver by such Purchaser, of the following conditions:

                  (a) The representations and warranties made by the Company in this Agreement shall be true and accurate as of the Closing Date (except that representations and warranties made as of another date shall be true and accurate as of such other date), except in each case as would not have a Material Adverse Effect.

                  (b) The Company shall have complied with and performed all of its agreements and covenants to be complied with or performed in all material respects at or prior to the Closing Date.

                  (c) Such Purchaser shall have received (i) a legal opinion of Conyers Dill & Pearman, Bermuda counsel to the Company, covering such matters under Bermuda law as are customary for transactions of this type and (ii) a legal opinion of Cahill Gordon & Reindel, United States counsel to the Company, regarding enforceability of this Agreement and the validity of the private placement exemption with respect to the sale and purchase of the Securities hereunder. Such opinions may be subject to such limitations and qualifications as are customary for legal opinions in transactions of this type.

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                                      -8-


                  (d) Such Purchaser shall have received copies of such letters of resignation from the Board of Directors and certified resolutions of the Board of Directors electing such directors to fill the resulting vacancies in accordance with the Company's Bye-laws, all effective with the consummation of the purchase and sale of Securities hereunder so that the members of the Board of Directors immediately following the Closing Date shall be as contemplated by Section 3.1(b) of the Shareholders Agreement.

                  (e) The Company shall have executed and delivered a shareholders agreement substantially in the form attached as EXHIBIT IV hereto (the "SHAREHOLDERS AGREEMENT").

                  (f) The Company's Board shall have taken all such action as is necessary to exempt Purchasers from paragraphs 78 and 79(3) of the Company's Bye-laws.

D.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS

                  1. PURCHASER ACKNOWLEDGMENTS. Each Purchaser, severally and not jointly, understands, acknowledges and hereby covenants and agrees with the Company as follows:

                  (a) Subject to the terms and conditions of this Agreement, such Purchaser's agreement to purchase Securities hereunder is and shall be irrevocable.

                  (b) The offering and sale of the Securities is intended to be exempt from registration under the United States Securities Act of 1933, as amended (the "ACT"), by virtue of Section 4(2) of the Act. The Securities, the Conversion Shares and the Warrant Shares have not been registered under the Act. Except to the extent set forth in the Shareholders Agreement, the Company is under no obligation to register the Securities, the Conversion Shares or the Warrant Shares or to assist such Purchaser in complying with any exemption from registration.

                  (c) There is no existing public or other market for the Securities, and it is not expected that any such market will develop. There can be no assurance that such Purchaser will be able to sell or dispose of its Securities. Without limiting the generality of the foregoing, in order not to jeopardize the offering's exempt status under the Act, a transferee of such Securities may, among other things, be required to fulfill the investor suitability requirements thereunder.

                  (d) All certificates issued for the Securities, the Conversion Shares and the Warrant Shares will bear the following legend:

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                                      -9-


                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, OFFERED OR SOLD EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF A CERTAIN SUBSCRIPTION AGREEMENT AND A CERTAIN SHAREHOLDERS AGREEMENT AND (B) PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (B)(2) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF WACHTELL, LIPTON, ROSEN & KATZ, OR SUCH OTHER COUNSEL AS IS REASONABLY SATISFACTORY TO ARCH CAPITAL GROUP LTD., TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

                  (e) Prior to the earlier of the Shareholders Meeting (as defined below) and the four month anniversary of the Closing Date, the Securities, Conversion Shares and the Warrant Shares may not be sold, transferred or otherwise disposed of, directly or indirectly, without approval of the Transaction Committee.

                  (f) The Purchasers shall not transfer, in one transaction, or a series of related transactions, to a single Person or group, Common Shares, and/or securities convertible into Common Shares, representing in excess of either 51% of the votes then entitled to be cast in the election of directors, or 51% of the then outstanding Common Shares (taking into account Common Shares issuable upon conversion of the Preference Shares) without making available to all holders of Common Shares the right to participate in such transaction on the same or substantially the same terms as the Purchasers (giving effect to the securities being transferred).

                  2. PURCHASER REPRESENTATIONS. Each Purchaser, severally and not jointly, hereby represents and warrants and covenants to the Company as follows:

                  (a) The Securities to be purchased by such Purchaser are being purchased for such Purchaser's own account, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part. No other person has or will have a direct or indirect beneficial interest in such Securities or any component thereof.

                  (b) The financial situation of such Purchaser is such that it can afford to bear the economic risk of holding the Securities for an indefinite period, and such Purchaser can afford to suffer the complete loss of its investment in the Securities. Such

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                                      -10-


         Purchaser has (i) knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities and (ii) carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained herein.

                  (c) This Agreement has been duly authorized, executed and delivered by such Purchaser and, assuming due execution and delivery by each other party hereto, constitutes a valid and binding obligation of such Purchaser enforceable in accordance with its terms.

                  (d) Such Purchaser shall hold the Securities subject to, and shall have voting rights with respect thereto as specified in, the Company's Bye-laws and the Certificate in effect from time to time and shall not assign, sell, hypothecate or otherwise transfer the Securities, the Conversion Shares or the Warrant Shares other than in accordance with applicable law and the provisions with respect thereto in such documents.

                  (e) Such Purchaser covenants and agrees to make available to the Company and the appropriate insurance regulatory governmental authorities all information concerning such Purchaser required to be furnished to such governmental authorities in connection with obtaining requisite approvals, and further covenants and agrees to make all filings, and seek to acquire all consents, required by such governmental authorities.

                  (f) The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of the organizational documents of such Purchaser, (ii) assuming compliance with the matters referred to in Section C.1.a, violate any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree or (iii) violate or result in a default under any agreement or other instrument binding upon such Purchaser or any of its Subsidiaries, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below) on such Purchaser.

                  (g) Such Purchaser has, or will have prior to the Closing Date, sufficient cash or other sources of immediately available funds to enable it to make payment of the purchase price for the Securities as required hereunder and all related fees and expenses.

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                                      -11-


                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.(2) Except as set forth in the disclosure letter delivered to the Purchasers by the Company dated as of the date hereof (the "COMPANY DISCLOSURE LETTER"), or in the Company Reports filed since December 31, 2000 but prior to the date hereof, the Company hereby represents and warrants to each of the Purchasers that:

                  (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. (i) Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, operate and lease its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, operation or leasing of its assets or properties or conduct of its business requires such qualification except for failures to be so qualified, or to be so in good standing, which would not have a Material Adverse Effect. The Company has made available to Parent a complete and correct copy of the Company's certificate of incorporation, memorandum of association and Bye-laws, each as amended to date, which are in full force and effect.

                 (ii) The Company does not have any Subsidiaries which (A) individually constitute or, if aggregated and treated as one Subsidiary, would constitute a "SIGNIFICANT SUBSIDIARY" within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act, (B) have unlimited liability share capital or other equity or similar interests of unlimited liability, or (C) conduct material insurance, fund management, broker-dealer, banking or consumer finance operations.
         Section 3.2(a)(ii) of the Company Disclosure Letter (X) lists the jurisdiction of organization of each of the Company's Subsidiaries, (Y) in the case of the Company's Subsidiaries that conduct insurance operations (collectively, the "COMPANY INSURANCE COMPANIES"), lists, as of June 30, 2001, the U.S. jurisdictions where the Company Insurance Companies are domiciled or "commercially domiciled" and licensed to do an insurance business for insurance regulatory purposes, and (Z) indicates which Subsidiaries in which the Company's interest therein includes unlimited share capital or other equity or similar interests of unlimited liability. Each of the Company and each of its Subsidiaries holds all material

----------
(2) Amendment No. 1: "The representations and warranties made by the Company herein shall be deemed made also as of the Closing Date (except that representations and warranties made as of another date shall be true and accurate as of such other date)."

         licenses or authorizations required or necessary to conduct its business as currently conducted.

                (iii) As of the date hereof, the Company does not own (other than (A) in a BONA FIDE fiduciary capacity or in satisfaction of a debt previously contracted, (B) in the ordinary course of its insurance, annuity or asset management business, (C) in customer accounts held or maintained in the ordinary course, or (D) in any general account or otherwise in the ordinary course to offset insurance liabilities) beneficially, directly or indirectly, (X) any material equity securities or similar material interests of any Person other than its Subsidiaries, or (Y) any interest in any general partnership, unlimited company or other Person with share capital or other equity or similar interests of unlimited liability, or any general partnership interest in a limited partnership.

                  (b) CAPITAL STRUCTURE. (i) The authorized stock of the Company consists of 200,000,000 Common Shares, of which 12,868,158 Common Shares (including shares of restricted stock issued pursuant to Company Stock Plans) were issued and outstanding as of the close of business on September 30, 2001, and 50,000,000 preference shares, par value $0.01 per share, of which no shares are issued or outstanding as of the date hereof. All of the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable. Since September 30, 2001, the Company has issued no Common Shares, or securities convertible or exchangeable into Common Shares. As of the date hereof, the Company has no commitments (including contingent or conditional commitments) to issue or deliver Common Shares or preference shares.

                 (ii) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary, to the extent owned by the Company, is owned by the Company, directly or indirectly, free and clear of any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests, except as set forth in the Company's Bye-laws). Except as contemplated by this Agreement, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (B) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities of or ownership interests in, any Subsidiary (the items in clauses (A) and (B) being referred to collectively with the capital stock of the subsidiaries as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Subsidiary Securities.

                (iii) Except as set forth above (A) there is no share capital or other voting securities of the Company authorized, reserved, issued or outstanding, (B) neither the Company nor any of its Subsidiaries is party to any agreement creating preemptive or other outstanding rights, subscriptions, options, warrants, stock appreciation rights, redemption rights, repurchase rights, convertible securities or other agreements, arrangements or commitments of any character relating to, or the value of which is determined by reference to, the issued or unissued share capital or other ownership interest of the Company or any of its Subsidiaries, and (C) neither the Company nor any of its Subsidiaries is party to any agreement creating any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other similar obligations.

                 (iv) The Preference Shares have been duly authorized and reserved for issuance, and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The Conversion Shares have been duly authorized and reserved for issuance, and when issued in exchange for the Preference Shares in accordance with the terms of the certificate, will be validly issued, fully paid and non-assessable.

                  (v) The Warrants have been duly authorized, and, when executed and delivered in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Warrant Shares have been duly authorized and reserved for issuance, and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

                  (c) CORPORATE AUTHORITY; APPROVAL. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings (other than Requisite Shareholder Approval following the issuance of the Securities) on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors has unanimously determined, as of the date of this Agreement, that it is advisable and in the best interest of the Company's shareholders for the Company to enter into this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions of this Agreement and, as of the date of this Agreement, has recommended that the Bye-Law Amendment and the issuance of the Conversion Shares and Warrant Shares to the Purchasers in accordance with the terms hereof be approved by the shareholders of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has received the opinion of its financial advisor, Credit Suisse First Boston Corporation ("CSFB"), to the effect that, as of the date hereof, the consideration to be received by the Company for the issuance and sale of the Securities is fair, from a financial point of view, to the Company, a true and correct copy of which will be furnished to Parent.

                  (d) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Other than the reports, filings, registrations, consents, approvals, permits, authorizations, applications, expiry of waiting periods and/or notices under the HSR Act, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any material consents, registrations, approvals, permits applications, expiry of waiting periods or authorizations required to be obtained by the Company or any of its Subsidiaries from, any U.S. or non-U.S. governmental or regulatory authority, agency, commission, tribunal, body or other governmental, quasi-governmental, regulatory or self-regulatory entity, including, without limitation, any state insurance department or insurance or consumer finance regulatory agency, in each case, of competent jurisdiction (each a "GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement by the Company and the issuance of the Preference Shares and Warrants contemplated hereby.

                 (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation, memorandum of association or Bye-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, or the creation or acceleration of any obligations or the creation of a material lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, or the creation or acceleration of any right of termination under, any material agreement, lease, contract, license, note, mortgage, indenture, arrangement or other obligation, whether written or oral ("CONTRACTS" and individually, a "CONTRACT"), binding upon the Company or any of its Subsidiaries or any of their re-spective assets, or (C) any material and adverse change in the rights or obligations of the Company or any of its Subsidiaries under any material Contract.

                  (e) COMPANY REPORTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES; STATUTORY STATEMENTS. (i) Each registration statement, report, proxy statement or information statement prepared by the Company or its Subsidiaries since December 31, 1999, including the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "COMPANY FORM 10-K"), each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed with the SEC subsequent to the date hereof, the "COMPANY REPORTS"), as of their respective dates, as amended prior to the date hereof or as supplemented by Company Reports filed prior to the date hereof, did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income and of changes in shareholders' equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or are not reasonably expected to be, material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") (except in the case of unaudited statements, as permitted by Form 10-Q) consistently applied during the periods involved, except as may be noted therein or in the notes thereto.

                 (ii) Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001 or liabilities described in the notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), neither the Company nor any of its Subsidiaries has incurred any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than liabilities incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                (iii) Since December 31, 1999, the Company and each of its Subsidiaries has timely filed all material periodic statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to any Governmental Entity on forms prescribed or permitted thereby (collectively, the "COMPANY REGULATORY REPORTS"). The financial statements included in the Company Regulatory Reports, including the notes thereto, were prepared in conformity in all material respects with applicable statutory accounting practices prescribed or permitted by the applicable Governmental Entity consistently applied for the periods covered thereby and present fairly, in all material respects, the statutory financial position of the Company or such Subsidiary as at the respective dates thereof and the results of operations thereof for the respective periods then ended. The Company Regulatory Reports complied in all material respects with all applicable Laws when filed, and no material deficiency has been asserted with respect to any Company Regulatory Report by any Governmental Entity.

                 (iv) Except as set forth in the Company's proxy statement with respect to the annual meeting of Company shareholders in 2001, neither the Company nor any of its Subsidiaries is a party to any Contract with any officer or director of the Company or any Person in which any such officer or director holds 5% or more of equity interests which would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

                  (f) ABSENCE OF CERTAIN CHANGES. Since December 31, 2000 (A) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (B) there has not been (1) any Material Adverse Effect with respect to the Company or any development or combination of developments, that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to the Company; (2) any material change by the Company in accounting principles, practices or methods other than as required by GAAP or applicable Law; (3) any declaration, setting aside or payment of any dividend or other distribution in respect of the share capital of the Company; (4) any split in share capital, combination, recapitalization, redenomination of share capital or other similar transaction or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for share capital of the Company; (5) any material addition, or any development involving a prospective material addition, to the Company's consolidated reserves for future policy benefits or other policy claims and benefits; or (6) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of the Company or any Subsidiary of the Company except as required by GAAP or applicable Law.

                  (i) The Company has no Knowledge that any material rating presently held by the Company or any of its Subsidiaries is likely to modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason.

                  (g) LITIGATION. Except to the extent provided as of December 31, 2000 in appropriately identified reserves, there are no material civil, criminal or administrative actions, suits, claims, hearings, investigations, inquiries, arbitrations, mediations or proceedings ("ACTIONS") pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries.

                  (h) EMPLOYEE BENEFITS; LABOR. (i) For purposes of this Agreement, the term (A) "PLAN" shall mean any "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, and any employment, consulting, termination, severance, retention, change-in-control, deferred or incentive compensation, commission, stock option or other equity-based, vacation or other fringe-benefit plan, program, policy, arrangement, agreement or commitment, and (B) "COMPANY PLAN" shall mean each material Plan which is sponsored or contributed to by the Company or any of its Subsidiaries, to which the Company or any such Subsidiary has any obligation to contribute, or with respect to which the Company or any such Subsidiary is a party or otherwise has any material liability.

                 (ii) With respect to each Company Plan listed on the Company Disclosure Letter, the Company will deliver or make available to the Purchasers, no later than seven days after the date hereof, a true, correct and complete copy of: (A) each Company Plan, trust agreement, and insurance contract and other funding vehicle related thereto; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (D) the most recent annual financial report, if any; (E) the most recent actuarial report, if any; and (F) the most recent determination letter from the U.S. Internal Revenue Service (the "IRS") if any. Since June 30, 2001, there have been no amendments to any Company Plan adopted or approved, nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Company Plan that is not reflected in the Company Plan document.

                (iii) Each Company Plan has been operated and administered and is in compliance with its terms and all applicable Laws in all material respects, and there are no actions, suits, claims or governmental audits (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of the Company, threatened with respect to any Company Plan or the assets thereof that, if adversely determined, would, individually or in the aggregate, result in any material liability or obligation of the Company or any of its Subsidiaries.

                 (iv) No Company Plan is (A) a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, or (B) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA. No Company Plan has an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

                  (v) Each Company Plan that is intended to qualify under
         Section 401(a) and/or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and, to the Knowledge of the Company, nothing has occurred or been done or omitted to be done since the date of such letter that has adversely affected or will adversely affect such qualified status. The Company and its Subsidiaries have timely paid all contributions, premiums and expenses payable to or in respect of each Company Plan under the terms thereof and in accordance with all applicable Laws, except where any failure to pay such amounts has not and will not, individually or in the aggregate, resulted or result in any material liability or obligation of the Company or its Subsidiaries.

                 (vi) Neither the Company nor any of its Subsidiaries has incurred or will incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under or pursuant to any provision of Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to Plans, and, to the Knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur that would reasonably be expected to result in any such material liability to the Company or any of its Subsidiaries or, after the Effective Time, to the Purchasers.

                (vii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event (whether contingent or otherwise) will (A) entitle any current or former employee, consultant or director of the Company or any of its Subsidiaries to any increased or modified benefit or payment; (B) increase the amount of compensation or benefits due to any such employee, consultant or director; (C) accelerate the vesting, payment or funding of any compensation, stock-based, incentive or other benefit; (D) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); (E) cause any compensation to fail to be deductible under Section 162(m) or any other provision of the Code or any similar Law; (F) otherwise result in any payment in the nature of severance or termination pay; or
         (G) limit or prohibit (except to the extent required by applicable Law) the ability to amend, merge, terminate or receive a reversion of assets from any Company Plan or related trust.

               (viii) The Company and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its Subsidiaries.

                 (ix) No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings, or petitions seeking a representation proceeding, presently pending, or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries is in compliance with all applicable laws in all material respects and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

                  (i) COMPLIANCE WITH LAWS; PERMITS. (i) The businesses of the Company and each of its Subsidiaries have been (since December 31, 1999), and are being, conducted in compliance in all material respects with all applicable federal, state, local or non-U.S. laws, statutes, ordinances, rules, regulations (including, without limitation, the rules of any applicable self-regulatory organization recognized by the
         SEC), rulings, written interpretations, judgments, orders, injunctions, decrees, arbitration awards, agency requirements, licenses or permits of any Governmental Entity of competent jurisdiction, including all regulations regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities (including federal authorities with respect to variable insurance and annuity products) and orders resulting from market conduct examinations of insurance regulatory authorities (including federal authorities with respect to variable insurance and annuity products) (collectively, "LAWS"). Except as set forth in the Company Reports filed prior to the date hereof and for regulatory examinations or reviews conducted in the ordinary course, no material investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is as of the date hereof pending or, to the Knowledge of the Company, threatened.

                 (ii) No material change is required in the Company's or any of its Subsidiaries' processes, properties, practices or procedures in connection with any such Laws, and the Company has not received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Notwithstanding the generality of the foregoing, the Company and each of its Subsidiaries have in place policies and procedures with respect to themselves and their insurance agents, third-party administrators, brokers, broker/dealers, distributors and agents intended to assure that their sales processes and practices are consistent in all material respects with applicable Law governing such practices and processes, and, where there has been any material deviation therefrom, such deviation has been cured, resolved or settled through agreements with applicable Governmental Entities or are barred by all applicable statutes of limitations or other equitable principles. To the Knowledge of the Company, all employees of the Company and its Subsidiaries with management responsibility with respect to any business line, and all officers and directors thereof required to be registered with or licensed under applicable Laws, are so licensed and in good standing with the applicable Governmental Entity.

                  (j) TAKEOVER STATUTES. There are applicable to the transactions contemplated by this Agreement no restrictive provision of any other applicable "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (each a "TAKEOVER STATUTE").

                  (k) TAXES. (i) All material Tax Returns required to be filed by, or with respect to, the Company or any Subsidiary have been timely filed (taking into account extensions) and are correct and complete in all material respects.

                 (ii) The Company and each of its Subsidiaries has timely paid all Taxes due and payable by it or for which it may be liable (other than Taxes that are being contested in good faith and for which adequate reserves are reflected in accordance with GAAP on the Company's consolidated balance sheet filed with the Company Form 10-K).

                (iii) The Company and each Subsidiary have made adequate provision in accordance with GAAP on the Company's consolidated balance sheet filed with the most recent Company Reports for all Taxes payable for which no Tax Return has yet been filed.

                 (iv) Neither the Company nor any Subsidiary is doing business or maintains a taxable presence in a jurisdiction (a "NON-RESIDENT JURISDICTION") in which it does not file income Tax Returns (or does file Tax Returns in the manner contemplated by Treasury Regulation ss.1.882-4(a)(3)(iv) or any comparable provision of applicable law), and no claim has been made in writing by any taxing authority in a Non-resident

         Jurisdiction that the Company or any of its Subsidiaries are or may be subject to taxation by that jurisdiction.

                  (v) No material deficiencies for any Taxes have been proposed, asserted or assessed, in each case in writing, by any taxing authority against the Company or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP on the Company's consolidated balance sheet filed with the Company Form 10-K.

                 (vi) Within the past three years neither the Company nor any of its Subsidiaries have been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under
         Section 355(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                (vii) No material amounts of Tax could reasonably be expected to be imposed on the Company or any Subsidiary as a result of the reorganization contemplated by the September 26, 2000 proxy statement/prospectus of Arch Capital Group Ltd. or any related internal restructuring.

               (viii) No agreements relating to the allocation or sharing of Taxes exist between the Company and/or any of its Subsidiaries, on the one hand, and a third party, on the other hand.

                 (ix) All material Taxes required to be withheld from any compensation, dividend or other payment by or on behalf of the Company or any Subsidiary have been withheld, and such withheld Taxes have been duly and timely paid to the proper taxing authorities.

                  (x) Based on the advice of its tax advisors, the Company does not believe that the Company or any of its Subsidiaries presently is a "personal holding company" within the meaning of Section 542(a) of the Code, a "foreign personal holding company" within the meaning of
         Section 552(a) of the Code, a "controlled foreign corporation" within the meaning of Section 957 of the Code or a "foreign investment company" within the meaning of Section 1246 of the Code. Based on the advice of its tax advisors, the Company does not believe that the Company presently is, or, at the end of the taxable year that includes the Closing Date, will be, a "passive foreign investment company" within the meaning of Section 1297 of the Code.

                 (xi) The Company has not had and does not expect to have a disallowance of any deductions under Section 162(m) of the Code for employee remuneration of any amount paid or payable by the Company or any Subsidiary. "TAXES," with respect to any person means, (A) any and all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security, unemployment, use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental, customs duties, capital stock, profits, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any taxing authority and any interest, penalties, or additions to tax attributable thereto; (B) any joint or several liability of such person with any other person for the payment of any amounts of the type described in clause (A) of this definition, and (C) any liability of such person for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify any other person. "TAX RETURNS" means any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

                  (l) INTELLECTUAL PROPERTY. Each of the Company and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials, including trade secrets (collectively, "INTELLECTUAL PROPERTY") that are used in, and material to, the business of the Company and its Subsidiaries as currently conducted, and any such patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting except, in any such case, as would not have a Material Adverse Effect.

                  (m) BROKERS AND FINDERS. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries, except that the Company has employed CSFB as its financial advisor pursuant to a written agreement, a true and accurate copy of which has previously been provided to the Purchasers.

                  (n) INSURANCE BUSINESS. (i) All actuarial reports with respect to the Company or any Company Insurance Company relied upon by the Company or any Company Insurance Company or Governmental Entity since December 31, 1999, and all attachments, addenda, supplements and modifications thereto (the "COMPANY ACTUARIAL ANALYSES"), were prepared using appropriate modeling and other procedures accurately applied, if relevant, and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein. The information and data furnished by the Company or any Company Insurance Company to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects.

                 (ii) The Company Insurance Companies are in compliance in all material respects with the underwriting guidelines applicable thereto.

                (iii) Except as would not, individually or in the aggregate, be reasonably likely to result in a material liability to the Company, (A) each separate account maintained by a Company Insurance Company (a "SEPARATE ACCOUNT") is duly and validly established and maintained under the laws of its state of formation and is either exempt from registration under the 1940 Act or is duly registered as an investment company under the 1940 Act, and (B) each such Separate Account is operated and all of its operations conducted, and each contract issued by a Company Insurance Company under which Separate Account assets are held has been duly and validly issued, offered and sold, in compliance with all applicable Laws.

                  (o) MATERIAL CONTRACTS. (i) Other than contracts or amendments thereto that have been disclosed in or have been filed as an Exhibit to a Company Report filed prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any Material Contract. "MATERIAL CONTRACT" means, with respect to any Person, any Contract that is material to the business, financial position or results of operations of such Person and its Subsidiaries, taken as a whole, including (A) any employment, severance, termination, consulting or retirement contract with an officer or member of senior management, and (B) any material Contract relating to the borrowing of money or the guarantee of any such obligation.

                 (ii) All of the Company's Material Contracts are in full force and effect. True and complete copies of all such Material Contracts not filed as exhibits to the Company Reports prior to the date hereof have been delivered or made available by the Company to Purchasers. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any such Material Contract. Neither the Company nor any of its Subsidiaries is party to any (A) Contract containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries to (1) sell any products or services to any other Person,
         (2) engage in any line of business, or (3) compete with any Person, or
         (B) except for employment agreements disclosed pursuant to another Section of this Agreement or as provided in the certificate of incorporation, memorandum of association, Bye-laws or other constituent documents of the Company or any of its Subsidiaries, any Contract providing for indemnification of directors or executive offi-cers of the Company in their capacity as such except as would not have a Material Adverse Effect.

                  (p) RISK MANAGEMENT; DERIVATIVES. (i) The Company and its Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by Persons of similar size and in similar lines of business as the Company and its Subsidiaries.

                  (ii) The adoption of Statement of Financial Accounting Standards No. 133 will not have a material and adverse impact on the Company's consolidated results of operations or financial position.

                (iii) All material derivative instruments, including, without limitation, swaps, caps, floors and option agreements, whether entered into for the Company's own account, or for the account of one or more of its Subsidiaries or their customers, were entered into (A) only for purposes of mitigating identified risk or as a means of managing the Company's long-term debt objectives, (B) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies, and (C) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms, and are in full force and effect. Neither the Company nor its Subsidiaries, nor to the Company's Knowledge any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

                  (q) AVIATION TREATIES. The Company Disclosure Letter sets forth a list of all reinsurance treaties relating to aviation insurance written by the Company or its Subsidiaries with respect to which the Company or any Subsidiary of the Company may be claimed against, together with a description of the material terms of such treaties (the "AVIATION TREATIES"). The information set forth in such schedule, as of the date hereof, fairly and accurately describes the Aviation Treaties and reasonably estimates, as of the date hereof, any liabilities that the Company or any of its Subsidiaries could reasonably be expected to incur in connection therewith.

                  4. COVENANTS. The Company and the Purchasers (severally and not jointly) hereby covenant and agree as follows:

                  (a) CONDUCT OF THE COMPANY. The Company agrees that from the date hereof until the Closing Date, (i) except as set forth in the Disclosure Letter or as otherwise expressly permitted or required by Sections D.4.b, D.4.e, D.4.h or Section E of this Agreement, or (ii) except with the prior written consent of the Purchasers (which consent shall not be unreasonably withheld or delayed), the Company and its Subsidiaries may conduct insurance and reinsurance businesses and operations and, in the ordinary course consistent with past practice, its other businesses and operations, and shall use their reasonable efforts to preserve intact their business organizations and material relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as set forth in the Disclosure Letter or as expressly permitted or required by Sections D.4.b, D.4.e, D.4.h or Section E of this Agreement, without the prior written consent of the Purchasers:

                  (A) the Company will not amend, or propose to amend, its Certificate of Incorporation, memorandum of association, bye-laws or other organizational documents;

                  (B) the Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other person;

                  (C) the Company will not split, combine, subdivide, redeem or reclassify its shares or declare, set aside, make, or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its share capital and other equity interests;

                  (D) the Company will not, directly or indirectly, redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, any of its securities;

                  (E) the Company will not (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any of its shares, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any of its shares, grant any additional options to purchase Common Shares, or grant to any person any right to acquire any shares of the Company or any right, the value of which is based on the value of Common Shares, other than the issuance of Common Shares upon the exercise of share options outstanding on the date hereof in accordance with their present terms, (ii) enter into any agreement restricting the transfer of, or affecting the rights of holders of, the Company's securities, (iii) grant any preemptive or antidilutive rights with respect to any of the Company's securities, (iv) grant any registration rights with respect to the Company's securities, or (v) amend in any term of any outstanding securities of the Company or any of its Subsidiaries;

                  (F) the Company will not acquire any assets or properties for cash or otherwise for an amount in excess of $500,000, in the aggregate;

                  (G) the Company will not, and will not permit any of its Subsidiaries to, acquire (whether pursuant to merger, stock or asset purchase, joint venture or otherwise) in one transaction or series of related transactions any equity interest in, or all or substantially all of the assets of, any person or any business or division of any person;

                  (H) the Company will not, and will not permit any of its Subsidiaries to, incur indebtedness for borrowed money, guarantee any indebtedness, issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others (collectively "DEBT") in excess of $500,000, or prepay or refinance any indebtedness for Borrower's money;

                  (I) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of, any material amount of assets, securities or property, except pursuant to existing contracts or commitments;

                  (J) the Company will not (i) change its tax or financial accounting policies, practices or methods except as required by accounting principles generally accepted in the U.S., or by the rules and regulations of the SEC or (ii) make any tax election, file any tax return or settle any tax contest or other matter, in each case, other than in a manner consistent with past practice;

                  (K) the First American portion of the Core Insurance Operations shall not bind any gross or net insurance risk without the approval of Messrs. Ingrey, Evans or Grandisson;

                  (L) the Company will not replace the independent auditors of the Company;

                  (M) the Company will not increase by 5% or more the annual base compensation of any officer or key employee of the Company, or enter into or make any material change in any severance contract or arrangement with any such officer or key employee;

                  (N) the Company will not consummate a complete liquidation or dissolution of the Company, a merger or consolidation (i) in which the Company or any Subsidiary is a constituent corporation, or (ii) with respect to which the Common Shares would have the right to vote under applicable law, a sale of all or substantially all of the Company's assets, or any similar business combination;

                  (O) the Company will not approve the annual plan, annual capital expenditure budget or the five-year plan of the Company and its Subsidiaries, taken as a whole;

                  (P) the Company will not remove the Chief Executive Officer or Chairman of the Company, or appoint a new Chief Executive Officer or Chairman of the Company;

                  (Q) the Company will not, and shall cause its Subsidiaries to not, engage in any transaction with any officer, director, or affiliate of any officer or director, of the Company;

                  (R) the Company will not (i) establish, enter into or amend any collective bargaining agreement, Plan or Company Plan, including, without limitation, any severance plan, agreement or arrangement, (ii) increase the compensation payable or to become payable or the benefits provided to its current or former directors, officers, employees, consultants or service providers or (iii) accelerate the vesting or payment of the compensation payable or the benefits provided to any current or former director, officer, employee, consultant or service provider, in each case other than as required by applicable Law or any existing Company Plan; or

                  (S) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

                  Nothing in this Section D.4 shall grant to any Purchaser any right of consent (to the extent that such right would result in such Purchaser being deemed to "control" an insurance subsidiary of the Company that is domiciled in the United States where the exercise of such control would otherwise require the prior approval of such state).

                  (b) SHAREHOLDERS MEETING. The Company will cause a meeting of its shareholders (the "SHAREHOLDERS MEETING") to be duly called and held as soon as reasonably practicable after the Closing Date for the purpose of voting on (i) the adoption of an amendment (the "BYE-LAW AMENDMENT") of the Company's bye-law 45 and 75 in the form of EXHIBIT III hereto, and (ii) the proposal to obtain the Requisite Nasdaq Approval.

                  (c) PROXY STATEMENT. (i) Promptly after the Closing Date, the Company shall prepare and file with the SEC the proxy statement (the "PROXY STATEMENT") relating to the Shareholders Meeting. The Company shall mail the Proxy Statement to its shareholders as promptly as practicable after the Closing Date and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supple-mental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. The parties acknowledge and agree that no shareholder approval is required prior to the Closing Date in connection with the sale and purchase of the Securities and the consummation of the transactions contemplated hereby.

                 (ii) The Company will advise the Purchasers and the Transaction Committee, promptly after it receives notice thereof, of the time when any supplement or amendment has been filed or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time the Company or the Purchasers, respectively, discover any information relating to the Company or the Purchasers, or any of their respective affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement so that the document will not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the party that discovers any misleading information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing the information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the Company's shareholders.

                  (d) GOVERNMENT FILINGS. The Company and the Purchasers shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (each, a "GOVERNMENTAL ENTITY") is required in connection with the consummation of the transactions contemplated hereby or the effectiveness of the Bye-Law Amendment and (ii) seeking any consents, approvals or waivers, taking any actions, or making any filings, furnishing information required in connection therewith and seeking promptly to obtain any consents, approvals or waivers. The Company and the Purchasers agree, if required, to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as practicable.

                  (e) DISPOSITIONS; PENDING ACQUISITIONS. Prior to the Closing, the Company shall endeavor in good faith, subject to prevailing market conditions, to (i) sell, and cause its Subsidiaries to sell, all marketable securities, publicly traded equity securities, non-investment grade debt securities and illiquid securities owned by it (other than shares of any Subsidiary) and (ii) invest the proceeds from such sales prior to

         Closing Date in short-term, liquid, investment grade debt securities, and after the Closing Date, as determined by Board of Directors.(3) The Company shall also use its commercially reasonable efforts to consummate the acquisition of Rock River.

                  (f) PUBLIC ANNOUNCEMENTS. Upon the execution of this Agreement, the Company and the Purchasers will consult with each other with respect to the issuance of a press release to be released by the Company with respect to this Agreement and the transactions contemplated hereby, which release shall require the prior approval of the Purchasers. Prior to the Closing Date, except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement, except as in the reasonable judgment of the party may be required by law, any national stock exchange or the Nasdaq Stock Market or in connection with the obligations of a publicly-held company. The Company and the Purchasers will consult with each other with respect to the issuance of a press release on or after the Closing Date with respect to the consummation of the transactions contemplated by this Agreement, which release shall require the prior approval of the Purchasers.

                  (g) ACCESS; INFORMATION. From the date hereof until the Closing Date and subject to applicable law, the Company shall (i) give to each Purchaser, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, (ii) provide access to each Purchaser, its counsel, financial advisors, auditors and other authorized representatives to such financial and operating data and other information as such persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the Purchasers in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to

----------
(3) Amendment No. 1: "The parties hereto acknowledge and agree that the Company has not liquidated its investment portfolio prior to Closing in accordance with the first sentence of Section D.4(e). From and after Closing, and prior to the time of the audit adjustment contemplated by Section B.1 (the "AUDIT ADJUSTMENT"), the Company will sell the portion of its investment portfolio not theretofore sold which is listed in
         Schedule 3 to Amendment No. 1. With respect to such sales from and after Closing and prior to the audit adjustment, in calculating the Per Share Price, the actual prices realized upon the sale of such securities shall be used in the Mark to Market Procedures, in lieu of the estimated fair value of such securities as of the close of business on the third business day immediately preceding the Closing Date."

         interfere unreasonably with the conduct of the business of the Company. Unless otherwise required by law, each Purchaser will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold, any nonpublic information obtained in any such investigation or otherwise, when conducted before or after the date hereof, in confidence and shall not use for its own benefit in a manner adverse to the Company, and shall take reasonable steps to prevent disclosure of, any confidential information that it receives, and shall use at least the same degree of care to avoid disclosure of such information as it uses with respect to its own confidential information; PROVIDED, HOWEVER, that no Purchaser shall have any obligations hereunder with respect to information which
         (A) is known by such Purchaser on a non-confidential basis at the time of disclosure by the Company, (B) is at the time of disclosure, or becomes thereafter, publicly available other than pursuant to a breach of this subsection by such Purchaser, (C) is received from a third party without restriction on further disclosure, (D) is independently developed by such Purchaser, or (E) is requested or required to be disclosed by self-regulatory organizations or by applicable law on request of any Governmental Entity. In the event of clause (E), such Purchaser will give prior notice to the Company of such disclosure in order to enable the Company to seek a protective order or other remedy or to waive compliance with this subsection.

                  Each Purchaser shall give to the Company and its counsel such information regarding ownership of the Company, ownership of such Purchaser and related areas as they reasonably request in connection with preparing disclosure in filings under the Act or the Exchange Act on issues arising under the Internal Revenue Code of 1986, as amended, including the rules applicable to "controlled foreign corporations" thereunder.

                  The Company shall, to the extent practicable, cause its Subsidiaries to maintain under separate ledgers the components necessary to calculate the Adjustment Basket.

                  (h) INDEMNIFICATION; INSURANCE. (i) To the fullest extent permitted by law, from and after the Closing Date, all rights to indemnification as of the date hereof in favor of the directors, officers, employees and agents of the Company or any of its Subsidiaries with respect to their activities as such prior to the Closing Date and, with respect to the Transaction Committee also, after the Closing Date, as provided in the bye-laws or other organizational documents of the Company and its Subsidiaries in effect on the date hereof, or otherwise in effect on the date hereof, shall continue in full force and effect for a period of not less than six years from the Closing Date. The Purchasers shall not cause the Company to take any action inconsistent with this Section D.4.h.

                 (ii) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, after the Closing Date, the Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless, each present and former director or officer of the Company or any of its Subsidiaries (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries, in each case before the Closing Date (including the transactions contemplated by this Agreement) and, with respect to the Transaction Committee, also after the Closing Date. In the event of any such costs, expenses, judgments, fines, losses, claims, damages, liabilities or settlement amounts (whether or not arising before the Closing Date), (A) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case, to the extent not prohibited by the applicable law and (B) the Company shall cooperate in the defense of any such matter. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action.

                (iii) For a period of at least six (6) years after the Closing Date, the Company shall cause to be maintained in effect the directors' and officers' liability insurance policies maintained by the Company and its Subsidiaries or substitute policies with at least the same coverage containing terms and conditions which are substantially equivalent with respect to matters occurring prior to the Closing Date, but the

         Company shall not, in any event, be required to pay more than 200% of the current cost of such coverage.

                 (iv) In the event the Company or any of its successors or assigns (A) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Company, shall assume the obligations set forth in this Section D.4.h. This Section D.4.i is intended to benefit (and shall be enforceable by) the Indemnified Parties and their respective heirs, executors and personal representatives.

                  (i) FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or desirable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall use their reasonable best efforts to take or cause to be taken all such necessary or desirable action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or desirable documentation.

                  (j) CERTAIN TAX MATTERS. (i) With respect to each taxable year during which any Purchaser owns shares of the Company, the Company shall use its reasonable best efforts to cause the Company and each of its Subsidiaries (A) not to constitute a "passive foreign investment company" within the meaning of Section 1297 of the Code, (B) not to satisfy the gross income requirement set forth in Section 542(a) of the Code, (C) not to satisfy the gross income requirement set forth in
         Section 552(a) of the Code, and (D) not to have any related person insurance income within the meaning of Section 953(c)(2) of the Code.

                 (ii) In the event that the Company or any of its Subsidiaries constitutes a personal holding company, a foreign personal holding company, a controlled foreign corporation, a foreign investment company or a passive foreign investment company for U.S. federal income tax purposes with respect to any taxable year, the Company shall provide, and shall cause its Subsidiaries to provide, each Purchaser with such information as such Purchaser may reasonably request to satisfy its legitimate tax, accounting or other reporting requirements.

                  (k) LISTING. The Company acknowledges that it will arrange for the listing of the Common Shares issuable upon conversion or exercise of the Preference Shares and Warrants on the Nasdaq Stock Market, to the extent not so listed (it being under-stood that, prior to the Requisite Shareholder Approval, the Company shall not be obligated to list more Common Shares than it is then permitted to issue under applicable Nasdaq rules).(4)

                  (l) FCPA. The Company shall, as promptly as practicable, adopt a policy and establish procedures designed to ensure that the Company and its subsidiaries shall not act in violation of the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Section 78dd-1, ET SEQ.), as if it were applicable to the Company.(5)

E.       RIGHT TO EXCHANGE PREFERENCE SHARES

                  1. FORMATION OF NEWCO. The Company shall use best efforts to
(a) form a wholly owned Subsidiary ("NEWCO") to which the Company shall contribute 100% of its equity interest in Arch Reinsurance Ltd., a Bermuda company ("ARL") and (b) contribute, or cause the appropriate Subsidiary to contribute, all Core Insurance Operations other than Arch Reinsurance Company, a Nebraska corporation ("ARC"), in each case, no later than 90 days after the Closing Date (subject, in the case of direct or indirect contribution of U.S. domiciled insurance companies, to any necessary regulatory approvals or material third party approvals). From and after such formation and contribution, the Company shall not engage in the insurance business other than through Newco, except for (i) its holding of ARC and (ii) the operations of American Independent Insurance Holding Company, a Pennsylvania corporation ("AIIH") and Hales & Co., Inc., a Delaware corporation ("HALE"), but only to the extent of the current nature and scope of such operations of AIIH and Hale. The Company shall (1) use its best efforts to cause Newco to have the benefit of, or obtain independently, the same insurance authorizations as currently held by ARC, and
(2) seek to accomplish the transactions contemplated by this paragraph in as tax-efficient a manner as possible.

                  2. CAPITAL STRUCTURE OF NEWCO. Newco shall be a company organized under the laws of Bermuda, with a number and kind of authorized and outstanding capital shares (including shares and warrants identical to the Preference Shares and Warrants), and a memorandum of association and bye-laws that replicate, as nearly as possible, those of the Company. All of such outstanding shares shall, upon such formation and contribution, be held by the Company. Until the latest of (a) the receipt of Requisite Shareholder Approval,
(b) the receipt of Requisite Regulatory Approval and (c) ninety days following the Fourth

----------
(4)      Added by Amendment No. 1.

(5)      Added by Amendment No. 1.

Anniversary Adjustment Date, to the extent that the number and kind of outstanding capital shares of the Company change from time to time, a corresponding adjustment shall be made by the Company in the number and kind of outstanding capital shares of Newco.

                  3. EXCHANGE RIGHT.(6) From and after the occurrence of an Exchange Trigger Event, the Preference Shares and Warrants may be exchanged, in whole or in part (provided that Preference Shares representing a minimum of $150 million in Liquidation Preference shall be required for the initial such exchange), for preference shares and warrants of Newco bearing identical rights and privileges, including the right to convert into, or be exercised for, common shares of Newco. Such right to exchange shall be exercisable upon delivery to the Company and Newco of an exchange notice, which notice shall specify the number of Preference Shares and Warrants surrendered for exchange. Once delivered, the exchange notice shall be irrevocable, subject to the delivery of the required preference shares and/or warrants of Newco by the Company to the surrendering holder. Each exchange shall be deemed to have been effected at the close of business on the date of receipt by the Company of the exchange notice, and the person exercising such exchange right shall be deemed to be the record holder of Newco preference shares and/or warrants as of the close of business on such date. From and after the exercise of such exchange right, the Company shall replicate, as nearly as possible, the rights and benefits, including governance rights and registration rights, provided for the benefit of Purchasers under this Agreement, the Certificate, the Shareholders Agreement and as otherwise contemplated under this Agreement for the benefit of the holders of preference shares and/or warrants of Newco. An "EXCHANGE TRIGGER EVENT" shall mean any one or more of the following: (a) failure to obtain the Requisite Shareholder Approval (unless such failure was due to a breach by the Purchaser of a covenant hereunder) within five months of the Closing Date, (b) failure to obtain the Requisite Regulatory Approval (unless such failure was due to a breach by the Purchaser of a covenant hereunder) within six months of the Closing Date or (c) if the Adjustment Basket (as determined pursuant to paragraphs (a) through (g) of Section B.3) is less than zero and its absolute value at any time exceeds $250 million.


----------
(6) Amendment No. 1: "The parties hereto acknowledge that in the event that Section E.3 becomes applicable, and the Purchasers are entitled to preference shares and warrants of Newco bearing "identical rights and privileges", such securities shall not include the voting limitations imposed under Sections (f)(3)(B) or (C) of the Certificate for Preference Shares pending Requisite Shareholder Approval or Requisite Regulatory Approval to the extent such approvals are not required for the issuance or acquisition of Newco securities."

                  4. MAINTENANCE OF NEWCO. Until the latest of (a) the receipt of Requisite Shareholder Approval, (b) the receipt of Requisite Regulatory Approval and (c) ninety days following the Fourth Anniversary Adjustment Date, the Company shall maintain intact the business, customers and employees of Newco and its operations as contemplated by Section E.1 and shall not (i) sell, dispose, exchange or distribute by way of dividend or otherwise any of the capital stock of Newco, (ii) sell, dispose, or exchange any assets of Newco, except in the ordinary course of business and to the extent the proceeds are retained in Newco, (iii) pay any dividend or distribution to the Company, or
(iv) permit Newco, or any of its Subsidiaries to engage in any merger, business combination, consolidation or other similar transaction except for such transactions between wholly owned Subsidiaries of Newco.

                  5. FAILURE OF REGULATORY APPROVAL. To the extent approval of any governmental authority is necessary either (a) for the Company to satisfy its obligations under Section E.1, or (b) for a holder of Preference Shares or Warrants to exercise its exchange right under clause (3) above, and such approval has not occurred at the time a holder gives an exchange notice, the Company will hold Newco, the assets and operations to be contributed in Newco, and ARC in trust for the benefit of such exchanging holder, and shall use best efforts to restructure such holdings, if necessary, to obtain such approval, or to provide the same economic and governance benefit as intended to be provided by the exchange right for preference shares and warrants of Newco.

                  6. MODIFICATION OR AMENDMENT. The original signatories(7) to this Agreement shall be the sole parties required to agree with the Company to any modification amendment or waiver of the provisions of this Section E and no other holder of Preference Shares shall have such consent rights.

F.       ADDITIONAL PROVISIONS

                  1. MODIFICATION. This Agreement may not be modified, amended or supplemented except in writing and signed by the party against whom any modification, amendment or supplement is sought. No term or condition of this Agreement may be, or will be deemed to have been, waived except in writing by the party charged with the waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived. Any modification, amendment, supplement or waiver to be executed by the Company must be approved by the Transaction Committee.


----------
(7) The parties hereto acknowledge that from and after the Closing the reference to "original signatories" in Section E.6 shall mean Warburg and H&F as defined herein.

                  2. PURCHASERS' COSTS AND EXPENSES. The Company will reimburse the Purchasers for their costs and expenses in connection with the transactions contemplated by this Agreement, including, without limitation, (a) the fees and expenses of the Purchaser's accountants, attorneys and other advisors and (b) any and all losses, liabilities, claims, damages and any out-of-pocket costs and expenses incurred in connection with any claims, disputes, proceedings or litigation arising directly or indirectly out of the transactions contemplated by this Agreement, provided that any such reimbursed costs and expenses shall not be reflected in any reduction of Book Value included under "C" in Schedule B.

                  3. NOTICES. Any notice or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, by hand delivery (including courier services), or by facsimile as follows:

                  if to the Company, to:

                         Arch Capital Group Ltd.
                         20 Horseneck Lane
                         Greenwich, CT  06830
                         Attention:  General Counsel
                         Facsimile:  (203) 861-7240

                  with copies to:

                         Cahill Gordon & Reindel
                         80 Pine Street
                         New York, NY  10005
                         Attention:  Immanuel Kohn, Esq.
                         Facsimile:  (212) 269-5420

and if to any Purchaser, at its address set forth on the signature pages hereof or, with respect to the Company and the Purchasers, to such other person or address as either party shall specify by like notice to the other party. Any notice or communication shall be deemed given or made (a) when delivered by hand, (b) when mailed, three business days after being deposited in the mail, postage prepaid, sent by certified mail, return receipt requested, and (c) when sent by facsimile, receipt acknowledged.

                  4. SUCCESSORS, ASSIGNS. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that this Agreement is not transferable or assignable by any Purchaser (other than to any Affiliate of such Purchaser) without the Company's consent. Notwithstanding the foregoing, a Purchaser shall be free to assign its rights and ob-ligations hereunder with respect to up to 30% of such Purchaser's Total Purchase Price to any Person previously discussed with the Company, provided that such assignee becomes a party hereto, whereupon such assignee shall have the rights of, and be subject to the obligations of, a "Purchaser" hereunder. Following any assignment (including from a Purchaser to its Affiliates) the assignor shall have no further obligations under, and shall have no rights or benefits of any kind under, the Agreement with respect to the subscription so assigned. Following the assignment by any of the signatories on pages S-2 to S-5 ( "WARBURG PURCHASER") to its Affiliate, such Warburg Purchaser shall have no further obligations under, and shall have no rights or benefits of any kind under, this Agreement.

                  5. TRANSACTION COMMITTEE. During the period from the date of this Agreement through the Fourth Anniversary Adjustment Date, in the event that the Company's Board of Directors is required to act with respect to (a) an amendment, modification or waiver of rights under, this Agreement, the Certificate, the Warrants or the Shareholders Agreement (the "RELATED AGREEMENTS"), (b) the enforcement of obligations of the Purchasers under the Related Agreements or (c) approval of actions relating to the disposition of Non-Core Assets, such action shall be deemed approved by the Board if approved by the Transaction Committee.

                  6. GOVERNING LAW. The validity and effects of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

                  7. SURVIVAL. The representations and warranties set forth in Section D.3 of this Agreement shall survive the Closing Date, but the exclusive remedy shall be through the Adjustment Basket(s) contemplated by Section B.3. of this Agreement.

                  8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

                  9. SEVERABILITY. If any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision hereof.

                  10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which together shall be deemed to be one and the same instrument.

                  11. CURRENCIES. Unless otherwise specifically indicated, all payments and currency amounts indicated herein refer to and shall be denominated in United States Dollars. "Dollars" and "$" shall denote United States Dollars.

                            [Signature pages follow]

                  IN WITNESS WHEREOF, each Party has executed this Amendment as of the date first above-written.

                           WARBURG PINCUS NETHERLANDS
                              INTERNATIONAL PARTNERS I, C.V.,

                           WARBURG PINCUS NETHERLANDS
                              INTERNATIONAL PARTNERS II, C.V.,

                           By: Warburg, Pincus & Co.,
                                    its General Partner


                           By:    /s/ KEWSONG LEE
                                  ----------------------------------------------
                                  Name:     Kewsong Lee
                                  Title:    Partner

                           WARBURG PINCUS (BERMUDA) PRIVATE EQUITY VIII, L.P.

                           By: Warburg Pincus (Bermuda)
                                    Private Equity Ltd.,
                                    its General Partner


                           By:    /s/ KEWSONG LEE
                                  ----------------------------------------------
                                  Name:     Kewsong Lee
                                  Title:    Partner

                           WARBURG PINCUS (BERMUDA)
                             INTERNATIONAL PARTNERS, L.P.

                           By: Warburg Pincus (Bermuda)
                                    International Ltd.,
                                    its General Partner


                           By:    /s/ KEWSONG LEE
                                  ----------------------------------------------
                                  Name:     Kewsong Lee
                                  Title:    Partner

                           HFCP IV (BERMUDA), L.P.,

                           By:    H&F Investors IV (Bermuda), L.P.

                                  By:    H&F Corporate Investors IV
                                         (Bermuda) Ltd.,
                                         its General Partner


                                  By:       /s/ DAVID R. TUNNELL
                                            ------------------------------------
                                            Name:  David R. Tunnell
                                            Title:  Authorized Signatory


                           H&F INTERNATIONAL PARTNERS
                              IV-A (BERMUDA), L.P.

                           By:    H&F Investors IV (Bermuda), L.P.,
                                  its General Partner

                                  By:    H&F Corporate Investors IV (Bermuda),
                                         Ltd., its General Partner,


                                  By:       /s/ DAVID R. TUNNELL
                                            ------------------------------------
                                            Name:  David R. Tunnell
                                            Title:  Authorized Signatory

                           H&F INTERNATIONAL PARTNERS
                              IV-B (BERMUDA), L.P.

                           By:    H&F Investors IV (Bermuda), L.P.

                                  By: H&F Corporation Investors IV (Bermuda), Ltd., its General Partner,


                                  By:       /s/ DAVID R. TUNNELL
                                            ------------------------------------
                                            Name:  David R. Tunnell
                                            Title:  Authorized Signatory


                           H&F EXECUTIVE FUND IV
                              (BERMUDA), L.P.

                           By:    H&F Investors IV (Bermuda), L.P.,
                                  its General Partner

                                  By:    H&F Corporate Investors IV (Bermuda),
                                         Ltd., its General Partner


                                  By:       /s/ DAVID R. TUNNELL
                                            ------------------------------------
                                            Name:  David R. Tunnell
                                            Title:  Authorized Signatory

                           FARALLON CAPITAL PARTNERS, L.P.

                           By: Farallon Partners, L.L.C.,
                                    its General Partner


                           By:    /s/ MONICA R. LANDRY
                                  ----------------------------------------------
                                  Name:     Monica R. Landry
                                  Title:    Managing Member

                           Notice Information for Farallon Capital
                           Partners, L.P.:

                           c/o Farallon Capital Management, L.L.C.
                           One Maritime Plaza
                           Suite 1325
                           San Francisco, CA  94111
                           Attention:  Mark Wehrly and Sarah Aitcheson
                           Telephone:  (415) 421-2132
                           Facsimile:  (415) 421-2133

                           FARALLON CAPITAL INSTITUTIONAL
                              PARTNERS II, L.P.

                           By: Farallon Partners, L.L.C.,
                                    its General Partner


                           By:    /s/ MONICA R. LANDRY
                                  ----------------------------------------------
                                  Name:     Monica R. Landry
                                  Title:    Managing Member

                           Notice Information for Farallon Capital Institutional Partners II, L.P.:

                           c/o Farallon Capital Management, L.L.C.
                           One Maritime Plaza
                           Suite 1325
                           San Francisco, CA  94111
                           Attention:  Mark Wehrly and Sarah Aitcheson
                           Telephone:  (415) 421-2132
                           Facsimile:  (415) 421-2133

                           FARALLON CAPITAL INSTITUTIONAL
                              PARTNERS III, L.P.

                           By: Farallon Partners, L.L.C.,
                                    its General Partner


                           By:    /s/ MONICA R. LANDRY
                                  ----------------------------------------------
                                  Name:     Monica R. Landry
                                  Title:    Managing Member

                           Notice Information for Farallon Capital Institutional Partners III, L.P.:

                           c/o Farallon Capital Management, L.L.C.
                           One Maritime Plaza
                           Suite 1325
                           San Francisco, CA  94111
                           Attention:  Mark Wehrly and Sarah Aitcheson
                           Telephone:  (415) 421-2132
                           Facsimile:  (415) 421-2133

                           RR CAPITAL PARTNERS, L.P.

                           By: Farallon Partners, L.L.C.,
                                    its General Partner


                           By:    /s/ MONICA R. LANDRY
                                  ----------------------------------------------
                                  Name:     Monica R. Landry
                                  Title:    Managing Member

                           Notice Information for RR Capital
                           Partners, L.P.:

                           c/o Farallon Capital Management, L.L.C.
                           One Maritime Plaza
                           Suite 1325
                           San Francisco, CA  94111
                           Attention:  Mark Wehrly and Sarah Aitcheson
                           Telephone:  (415) 421-2132
                           Facsimile:  (415) 421-2133

                           TRIDENT II, L.P.

                           By: MMC Capital, Inc.,
                                    as Manager


                           By:    /s/ DAVID J. WERMUTH
                                  ----------------------------------------------
                                  Name:     David J. Wermuth
                                  Title:    Principal

                           Notice Information for Trident II, L.P.:

                           c/o Maples and Calder Ugland House
                           South Church Street
                           George Town Grand Cayman
                           Cayman Islands, British West Indies
                           Attention:  Charles Jennings
                           Facsimile:  (345) 949-8080

                           and

                           c/o MMC Capital, Inc.
                           20 Horseneck Lane
                           Greenwich, CT  06830
                           Attention:  David Wermuth
                           Facsimile:  (203) 862-2925

                           MARSH & MCLENNAN CAPITAL
                              PROFESSIONALS FUND, L.P.

                           By:      MMC Capital, Inc.,
                                    as Manager


                           By:    /s/ DAVID J. WERMUTH
                                  ----------------------------------------------
                                  Name:     David J. Wermuth
                                  Title:    Principal

                           Notice Information for Marsh & McLennan Capital Professionals Fund, L.P.:

                           c/o Maples and Calder Ugland House
                           South Church Street
                           George Town Grand Cayman
                           Cayman Islands, British West Indies
                           Attention:  Charles Jennings
                           Facsimile:  (345) 949-8080

                           and

                           c/o MMC Capital, Inc.
                           20 Horseneck Lane
                           Greenwich, CT  06830
                           Attention:  David Wermuth
                           Facsimile:  (203) 862-2925

                           MARSH & MCLENNAN EMPLOYEES'
                              SECURITIES COMPANY, L.P.

                           By: MMC Capital, Inc.,
                                    as Manager


                           By:    /s/ DAVID J. WERMUTH
                                  ----------------------------------------------
                                  Name:     David J. Wermuth
                                  Title:    Principal

                           Notice Information for Marsh & McLennan
                           Employees' Securities Company, L.P.:

                           c/o Maples and Calder Ugland House
                           South Church Street
                           George Town Grand Cayman
                           Cayman Islands, British West Indies
                           Attention:  Charles Jennings
                           Facsimile:  (345) 949-8080

                           and

                           c/o MMC Capital, Inc.
                           20 Horseneck Lane
                           Greenwich, CT  06830
                           Attention:  David Wermuth
                           Facsimile:  (203) 862-2925

                           INSURANCE PRIVATE EQUITY
                              INVESTORS, L.L.C.

                           By: GE Asset Management Incorporated,
                                    its Manager


                           By:    /s/ PATRICK MCNEELA
                                  ----------------------------------------------
                                  Name:     Patrick McNeela
                                  Title:    Vice President

                           Notice Information for Insurance Private
                           Equity Investors, L.L.C.:

                           c/o GE Asset Management Incorporated
                           3003 Summer Street
                           Stamford, CT  06905
                           Attention:  Michael M. Pastore, Esq.


                           ORBITAL HOLDINGS, LTD.


                           By:    /s/ LORRAINE HLIBOKI
                                  ----------------------------------------------
                                  Name:     Lorraine Hliboki
                                  Title:    Attorney-in-fact

                           Notice Information for Orbital
                           Holdings, Ltd.:

                           c/o GE Capital
                           120 Longridge Rd.
                           Stamford, CT  06927

                           SOUND VIEW PARTNERS LP

                           By: Robert Clements,
                               its General Partner


                           By:    /s/ ROBERT CLEMENTS
                                  ----------------------------------------------
                                  Name:     Robert Clements
                                  Title:    General Partner

                           Notice Information for Sound View Partners LP:

                           c/o Arch Capital Group Ltd.
                           20 Horseneck Lane
                           Greenwich, CT  06830
                           Attention:  Robert Clements
                           Facsimile:  (203) 625-8366

                           OTTER CAPITAL LLC

                           By:      John Pasquesi,
                                    its Managing Member


                           By:    /s/ JOHN PASQUESI
                                  ----------------------------------------------
                                  Name:     John Pasquesi
                                  Title:    Managing Member

                           Notice Information for Otter Capital LLC:

                           One Maritime Plaza, 12th Floor
                           San Francisco, CA  94111
                           Attention:  John Pasquesi
                           Facsimile:  (415) 788-0176

                           PETER A. APPEL


                           By:    /s/ PETER A. APPEL
                                  ----------------------------------------------
                                  Name:  Peter A. Appel


                           Notice Information for Peter A. Appel:

                           c/o Arch Capital Group Ltd.
                           20 Horseneck Lane
                           Greenwich, CT  06830
                           Attention:  Peter A. Appel
                           Facsimile:  (203) 862-4460

                           PAUL B. INGREY


                           By:    /s/ PAUL B. INGREY
                                  ----------------------------------------------
                                  Name:  Paul B. Ingrey

                           Notice Information for Paul B. Ingrey:

                           c/o Arch Reinsurance Ltd.
                           Wessex House
                           45 Reid Street
                           Hamilton HM 12
                           Bermuda
                           Attention:  Paul B. Ingrey
                           Facsimile:  (441) 296-8241

                           DWIGHT R. EVANS


                           By:    /s/ DWIGHT R. EVANS
                                  ----------------------------------------------
                                  Name:  Dwight R. Evans

                           Notice Information for Dwight R. Evans:

                           8 Kent Place
                           Westfield, NJ 07090
                           Attention:  Dwight R. Evans

                           MARC GRANDISSON


                           By:    /s/ MARC GRANDISSON
                                  ----------------------------------------------
                                  Name:  Marc Grandisson

                           Notice Information for Marc Grandisson:

                           c/o Arch Reinsurance Ltd.
                           Wessex House
                           45 Reid Street
                           Hamilton HM 12
                           Bermuda
                           Attention:  Marc Grandisson
                           Facsimile:  (441) 296-8241

                           For purposes of the footnote to Section A.2. only:

                           TARACAY INVESTORS

                           By:      Robert Clements,
                                    Managing Partner


                           By:    /s/ ROBERT CLEMENTS
                                  ----------------------------------------------
                                  Name:     Robert Clements

                           Notice Information for Taracay Investors:

                           c/o Arch Capital Group Ltd.
                           20 Horseneck Lane
                           Greenwich, CT  06830
                           Attention:  Robert Clements
                           Facsimile:  (203) 625-8366

                           For purposes of the footnote to Section A.2. only:

                           THE TRIDENT PARTNERSHIP, L.P.

                           By: Trident Corp.,
                                    its General Partner


                           By:    /s/ MARTINE PURSSELL
                                  ----------------------------------------------
                                  Name:     Martine Purssell
                                  Title:    Assistant Secretary

                           Notice Information for The Trident Partnership, L.P.:

                           c/o Trident Corp., General Partner of The Trident
                                 Partnership, L.P.
                           Victoria Hall, 5th Floor
                           11 Victoria Street
                           Hamilton  HM  11
                           Bermuda
                           Attention:  Martine Purssell
                           Facsimile:  (441) 292-3793

                           For purposes of the footnote to Section A.2. only:

                           MARILYN CLEMENTS


                           /s/ MARILYN CLEMENTS
                           -----------------------------------------------------



                           For purposes of the footnote to Section A.2. only:



                           JEFFREY D. CLEMENTS


                           /s/ JEFFREY D. CLEMENTS
                           -----------------------------------------------------


                           For purposes of the footnote to Section A.2. only:

                           JOHN CLEMENTS


                           /s/ JOHN CLEMENTS
                           -----------------------------------------------------



                           For purposes of the footnote to Section A.2. only:

                           BEN T. CLEMENTS


                           /s/ BEN T. CLEMENTS
                           -----------------------------------------------------



                           For purposes of the footnote to Section A.2. only:

                           PAULA CLEMENTS SAGER


                           /s/ PAULA CLEMENTS SAGER
                           -----------------------------------------------------

                           For purposes of the footnote to Section A.2. only:

                           TRUST ESTABLISHED UNDER INDENTURE OF MARILYN CLEMENTS


                           By:    /s/ ROBERT CLEMENTS                          ,
                                  ---------------------------------------------
                                  as trustee


                           Notice Information for Marilyn Clements,
                           Jeffrey D. Clements, John Clements, Ben T. Clements, Paula Clements Sager and Trust Established Under Indenture of Marilyn Clements:

                           c/o Arch Capital Group Ltd.
                           20 Horseneck Lane
                           Greenwich, CT  06830
                           Attention:  Robert Clements
                           Facsimile:  (203) 625-8366

                                                                      SCHEDULE A

                               CERTAIN DEFINITIONS

                  "ADJUSTED WARRANT AMOUNT" means, with respect to each Purchaser, (a) the product of 0.5 times (b) an amount equal to (i) such Purchaser's Total Purchase Price divided by (ii) the Estimated Per Share Price minus $1.50.

                  "AFFILIATE" shall have the same meaning as set forth in the Shareholder Agreement.

                  "COMMON SHARES" means the common shares, par value $0.01 per share, of the Company.

                  "CORE INSURANCE OPERATIONS" shall mean the following assets and capital:

                           (i)      Arch Reinsurance Ltd., a Bermuda company
                                    ("ARL"),

                           (ii) Arch Capital Group (U.S.) Inc., a Delaware corporation ("ACG(US)"),

                           (iii) Arch Reinsurance Company, a Nebraska corporation ("ARC"),

                           (iv) Cross River Insurance Company, a Nebraska corporation (including funding for Rock River Insurance Company, a Wisconsin corporation ("ROCK RIVER")),

                           (v) Arch Risk Transfer Services Ltd., a Cayman Islands company (including First American Financial Corporation, a Missouri corporation),

                           (vi) capital held at the holding company level, gross of capital to be invested in unfunded private equity commitments which, when funded, shall be deemed to be Non-Core Assets, and

                           (vii) $2.5 million in segregated assets and liabilities in cell companies.

                  "ESTIMATED PER SHARE PRICE"(8) means (a) the Company's total shareholders' equity as of June 30, 2001 as set forth on its unaudited consolidated balance sheet as of such


----------
(8) Amendment No. 1: "The parties hereto acknowledge that for purposes of calculating
                                                Footnote continued on next page.

date (which is $271,652,000), adjusted using the Mark to Market Procedures, so that marketable securities in the Company's investment portfolio are valued at their estimated fair value as of the close of business on the third business day preceding the Closing Date in accordance with GAAP, divided by (b) the total number of Common Shares outstanding as of June 30, 2001 (which is 12,863,079).

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" shall mean (a) with respect to Common Shares, the average of the high and low daily sales price on the Nasdaq of the Common Shares for the 20 trading days immediately preceding the date of which Fair Market Value is to be calculated, and (b) with respect to a security convertible into exchangeable for Common Shares, the product of (i) the average of the high and low daily sales price on the Nasdaq of the Common Shares for the 20 trading days immediately preceding the date of which Fair Market Value is to be calculated, and (ii) the number of Common Shares into which such security is then convertible or exchangeable.

                  "FARALLON" shall mean Farallon Capital Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., and RR Capital Partners, L.P. collectively, with each individually being a "FARALLON PURCHASER."


----------
Footnote continued from previous page.

         the Estimated Per Share Price, the Mark to Market Procedures were performed using closing sales prices instead of closing bid prices and that to adjust for such variance a "Bid/Ask Spread Adjustment" was included in the Mark to Market Procedures as set forth in Schedule 4(A) to Amendment No. 1. Such adjustment is hereby deemed to modify the Mark to Market Procedures set forth in Schedule A. For purposes of the Audit Adjustment, and subject to the footnote to clause (e) of Section D.4, the Mark to Market Procedures shall also use closing sales prices (instead of closing bid prices) and such "Bid/Ask Spread Adjustment" shall be applied, on the same percentage basis, by the Pricing Service in performing the Audit Adjustment under Section B.1(a), it being understood that the Purchasers have not accepted the closing sales prices underlying in Schedule 4(A) as binding, and the Pricing Service shall, among other things, verify such prices in the Audit Adjustment.

         The parties acknowledge that Schedule 4(B) to Amendment No.1 sets forth the number of Preference Shares and Class A Warrants to be issued to each Purchaser at Closing based on the Estimated Per Share Purchase Price."

                  "FOURTH ANNIVERSARY ADJUSTMENT DATE" means (i) the last date on which an adjustment could be required to be determined under Section B.3.g. hereof or (ii) if such an adjustment is required to be determined, the date of completion of such adjustment.

                  "GAAP" means accounting principles generally accepted in the United States applied on a basis consistent with those used in preparation of the Audited Balance Sheet.

                  "GE" shall mean Orbital Holdings, Ltd. and Insurance Private Equity Investors, L.L.C., collectively, with each individually being a "GE PURCHASER."

                  "KNOWLEDGE" refers to the actual knowledge of an officer or the Chairman of the Company.

                  "MARK TO MARKET PROCEDURES"(9) means that the Company will liquidate all non treasury securities prior to the Closing Date and reinvest the proceeds in short term U.S. Treasury Securities. All remaining securities held at the Closing Date will be marked to market based on the closing bid price on the Closing Date. A purchase price adjustment computed will be made as follows:

Realized gains (losses) in the period from          XXX
    July 1, 2001 to day before the closing
Plus(minus) the change in unrealized gains in
    the period July 1, 2001 to the Closing Date
    As follows

    Unrealized gain (loss) at June 30               XXX
    net of Unrealized gain (loss) at closing        XXX    +XXX (net unrealized)

Market value change                                        XXX

Less Tax effect at 18.5%

Purchase price adjustment                                  XXX

----------
(9) It is understood that for purposes of the Mark to Market Procedures, and any adjustments based on those procedures, the close of business on the third business day preceding the Closing Date should be used (including, without limitation, for purposes of Section B.1(a) and B.1(c)(iii) of this Agreement) rather than the day prior to the Closing Date, or the Closing Date.

                  "MATERIAL ADVERSE EFFECT" on the Company means a material adverse effect on the properties, assets, liabilities, condition (financial or otherwise), business, operations or operating earnings of the Company and its Subsidiaries, taken as a whole, or an effect which is reasonably likely to prevent or materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, excluding any such effect resulting from changes in general economic or industry conditions, announcement of the transaction contemplated hereby or the performance by the Company of its obligations hereunder.

                  "NON-CORE ASSETS" shall mean the following:

                  (a) American Independent Insurance Holding Company, a Pennsylvania corporation,

                  (b) Hales & Co., Inc., a Delaware corporation,

                  (c) escrow assets under the Folksamerica disposition agreement, net of the contingent reserve recorded as of June 30, 2001, as adjusted for 18.5% tax benefits and minus all liabilities, contingent or otherwise, not transferred to the purchaser under such disposition agreement, including "Excluded Liabilities" under such disposition agreement,

                  (d) all non-public securities held by the Company, ACG (US), and ARC,

                  (e) all commitments to The Trident Partnership, II and Distribution Partners, as and when funded and

                  (f) all commitments to Innovative Coverage Concepts LLC.

                  "PER SHARE PRICE" means (a) the Company's total shareholders' equity as of June 30, 2001 as set forth on the Audited Balance Sheet, adjusted
(ii) so that marketable securities in the Company's investment portfolio are valued at their estimated fair value as of the close of business on the third business day preceding the Closing Date, using the Mark to Market Procedures, as set forth in the Portfolio Review and (ii) to give effect to those expenses that are described in "C" on Schedule B that are ascertainable prior to the calculation of the Per Share Price (whether or not paid prior to Closing) and that would otherwise result in a decrease of total shareholders' equity of the Company, divided by (b) the total number of Common Shares outstanding as of June 30, 2001 (which is 12,863,079).

                  "PERSON" shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "REQUISITE NASDAQ APPROVAL" has the meaning given to such term in the Certificate.

                  "REQUISITE REGULATORY APPROVAL" has the meaning given to such term in the Certificate.

                  "REQUISITE SHAREHOLDER APPROVAL" has the meaning given to such term in the Certificate.

                  "TRANSACTION COMMITTEE" means a committee of the Board of Directors consisting of persons who either (a) were members of the Board of Directors on the date prior to the date of this Agreement and/or (b) were designated as members of the Transaction Committee by a person who was a member of the Board of Directors on the date prior to the date of this Agreement.

                  "TRIDENT" shall mean Trident II, L.P., Marsh & McLennan Capital Professionals Fund, L.P., and Marsh & McLennan Employee's Securities Company, L.P., collectively, with each individually a "TRIDENT PURCHASER."

                  "TRIGGERING EVENT" means, at any time on or prior to September 19, 2005, either:

                  (i) the closing price of the Common Shares being at or above $30 per share (as adjusted, for any event which would subject the exercise price of the Warrants to an adjustment, by the same percentage as the percentage adjustment of such exercise price) for 20 out of 30 consecutive trading days at any time following the Closing Date; or

                  (ii) the acquisition by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more, in the aggregate, of either the voting power of the then outstanding Common Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in election of directors; provided, HOWEVER, that if such acquisition results in whole or in part from a transfer of any Common Shares or other voting securities by Marsh & McLennan Companies, Inc. or any of its subsidiaries (or by any parent of Marsh & McLennan Companies, Inc. or any of its subsidiaries), such acquisition shall not constitute a Triggering Event unless such transfer is effected pursuant to an offer by such acquiror to purchase all of the Company's outstanding Common Shares.

                                                                      SCHEDULE B

                                ADJUSTMENT BASKET

The Adjustment Basket shall be equal to A + B - C, where:

A = sum of (Realized Value - Adjusted Closing Book Value) of each Non-Core
Asset.

         "REALIZED VALUE" means (a) with respect to any Non-Core Asset that is disposed of on or prior to the Test Date: (i) all cash proceeds realized from the disposition of such asset from July 1, 2001 through the Test Date (the "Realization Period") to the extent such proceeds are received by the Company, Newco or a subsidiary of Newco and would be distributable to the Company, net of all taxes or withholding that would be payable if such proceeds were so distributed, plus (ii) the after-tax amount of any dividends or distributions made from such asset during the Realization Period (to the extent received by the Company or Newco), minus (iii) taxes payable (plus actual tax benefits) resulting from such disposition, minus (iv) earn-outs and other incentive payments actually made, or committed to, in connection with such disposition (with reasonable estimates with respect to commitments which are outstanding as of the Test Date), minus (v) investment banking, brokerage, legal and consulting fees and other costs actually incurred in connection with such disposition, minus all contingent liabilities, guarantee and escrows associated with such disposition; and (b) with respect to any Non-Core Asset that is not disposed of on or prior to the Test Date: the appraised value, as determined by a reputable appraisal firm selected by the Purchasers and the Transaction Committee. Such appraisal shall take into account, among other things, without duplication, the illiquid nature of such assets, the size of the business, the minority nature of the interest and an expected future 20% cost of capital for such business.

         "ADJUSTED CLOSING BOOK VALUE" means, with respect to any Non-Core Asset that is or is not disposed of on or prior to the Test Date, its book value, determined in accordance with GAAP, as of June 30, 2001 as set forth in the Audited Balance Sheet, plus, in the case of Non-Core Assets, a capital charge equal to 15% per annum, compounded annually, computed from the Closing Date to the Test Date (or in the case of Non-Core Assets disposed of, the disposition date).

B     =    Test Date Balances - Closing Date Balances

         "TEST DATE BALANCES" means the sum of (a) the Insurance Balances at the Test Date, calculated on the same basis as the Audited Balance Sheet, and (b) all related cash collections (including, without limitation, premiums and reinsurance re-coveries) and cash payments from June 30, 2001 to the Test Date. It is anticipated that cash flows subject to these provisions will be maintained under separate general ledger control.

         "CLOSING DATE BALANCES" means the Insurance Balances at June 30, 2001 as set forth on the Audited Balance Sheet, including, without limitation, the amount set forth in clause (i)(x) of the definition of Per Share Price.

         For the avoidance of doubt, A or B can be either a positive or negative balance.

         "INSURANCE BALANCES" means premiums receivable, unpaid claims and claims expenses recoverable, prepaid reinsurance premiums, reinsurance balances receivable, deferred policy acquisition costs, claims and claims expenses, unearned premiums, reinsurance balances payable, and any other insurance balance (E.G., assets held in separate accounts, claims payable, aggregate deductible fund, payables to Bermuda cell and commissions payable) of the Core Insurance Operations with respect to any policy or contract written or having an effective date prior to the Closing Date. The Insurance Balances as contemplated herein are intended to incorporate, among other things, return and additional premiums, retrospectively rated contract features, extra-contractual obligations, commissions, fees and guarantee funds and residual market assessments and other cash flows associated with in force business as of the Closing Date and all obligations arising from business that expired prior to Closing.

  C    =     Reductions in Book Value arising from the following (and without duplication of any expenses included in the calculation of Realized Value and without duplication of any expenses otherwise reflected in the determination of the Per Share Price), all costs and expenses relating to the purchase and sale of Securities and the transactions provided for hereunder (including, without limitation, all costs and expenses arising from performance by the Company of its obligations hereunder, all costs associated with the purchase price adjustments, all costs of any payments that become due to any third party as a result of the transactions hereunder, and all costs relating to litigation concerning this Agreement), actual losses arising out of breach of representations of the Company hereunder, the rationalization of the Company's operations and elimination of overhead undertaken in connection with this transaction with the approval of the Transaction Committee, the reduction in book value resulting from any other expenses (including internal incentive arrangements), employee separation agreements, fee payable by the Company to Credit Suisse First Boston Corporation or any other investment banking firm or broker, legal fees payable to counsel engaged by or on behalf of the Company, and other related breakage costs, in each case in connection with the transactions hereby. For the avoidance of doubt, the foregoing shall not include, and in no event shall the Per Share Price be reduced by, any payments made in exchange for cancellation of the Company's class B warrants outstanding on the date of this Agreement.


                                      B-3